SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

May 16, 2013

Date of Report (Date of earliest event reported)

QUAKER CHEMICAL CORPORATION

(Exact name of Registrant as specified in its charter)

Commission File Number 001-12019

PENNSYLVANIA	No. 23-0993790
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One Quaker Park

901 E. Hector Street

Conshohocken, Pennsylvania 19428

(Address of principal executive offices)

(Zip Code)

(610) 832-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Shane Hostetter Named Corporate Controller

Effective May 16, 2013, Mr. Shane Hostetter, 32, has been appointed Corporate Controller of Quaker Chemical Corporation (“Quaker”), replacing Mr. George H. Hill in this role. Mr. Hostetter joined the Company in July 2011 as Assistant Global Controller. Prior to that time, he worked for Pulse Electronics Corporation (formerly Technitrol Inc.) where he held several positions in the accounting group, most recently as the Director of Financial Reporting. Prior to Pulse Electronics, Mr. Hostetter spent three (3) years at PricewaterhouseCoopers LLP in the Assurance and Business Advisory Services Department.

Mr. Hostetter’s compensation is $148,008 per year and he will participate in Quaker’s Global Annual Incentive Plan and 2011 Long-Term Performance Incentive Plan. As part of this appointment, he received 2,000 shares of restricted stock which will vest three years from the grant date of May 16, 2013. There are no family relationships between any director, executive officer, or director nominee and Mr. Hostetter.

Also effective on May 16, 2013, Mr. Hill was named to the newly created position of Director of Treasury.

Jan F. Nieman Named Vice President and Global Leader – Grease, Fluid Power and Mining

On May 20, 2013, Mr. Jan F. Nieman, 52, currently the Vice President and Managing Director – Asia/Pacific for Quaker, accepted the position of Vice President and Global Leader – Grease, Fluid Power and Mining for Quaker, effective August 1, 2013. Mr. Nieman remains a member of Quaker’s Management Executive Committee and will be located at the Company’s U.S. headquarters.

Mr. Nieman has been with the organization since 1992 and has served as the Vice President and Managing Director – Asia/Pacific since February of 2005. There are no family relationships between any director, executive officer, or director nominee and Mr. Nieman.

Quaker and Mr. Nieman entered into a Memorandum of Employment (“Agreement”), reflecting the compensation for his new strategic global role. Under the terms of the Agreement, his annualized base salary will be $318,108. He will continue to be eligible to participate in Quaker’s Global Annual Incentive Plan and 2011 Long-Term Performance Incentive Plan.

Mr. Nieman is entitled to receive the following relocation benefits under the Agreement: household goods move through Quaker’s third party relocation company; eligibility for reimbursement of closing costs on the purchase of a home; $13,000 for miscellaneous expenses or up to three (3) months of temporary housing with a maximum allowance of $4,500 per month; and up to three (3) months of household storage with a maximum of $5,000 per month. Mr. Nieman is also eligible to be reimbursed for up to $3,500 per calendar year for expenses incurred for financial planning and/or tax preparation.

Consistent with his previous employment agreement with Quaker, in the event Mr. Nieman is terminated by Quaker for any reason other than cause, he will be paid twelve (12) months of severance at his annual base pay rate. The Agreement also contains covenants of non-disclosure and non-competition. In addition, Mr. Nieman had previouisly entered into Quaker’s standard Change of Control Agreement for executives and that agreement remains unchanged and in effect.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUAKER CHEMICAL CORPORATION

Date: May 20, 2013	By:	/S/ D. JEFFRY BENOLIEL
D. Jeffry Benoliel Vice President – Global Metalworking and Fluid Power and Corporate Secretary